IBERIABANK

                              For Immediate Release

July 27, 2006

Contact:
         IBERIABANK Corporation:
                  Daryl G. Byrd, President and CEO, 337-521-4003
                  John R. Davis, Senior Executive Vice President, 337-521-4005

         Pocahontas Bancorp, Inc.:
                  Dwayne Powell, President and CEO, 870-802-1700


                IBERIABANK Corporation Announces Merger Agreement
                          With Pocahontas Bancorp, Inc.

     Lafayette, Louisiana - IBERIABANK Corporation (NASDAQ: IBKC), the holding company for the 119-year old IBERIABANK, and Pocahontas Bancorp, Inc. ("Pocahontas") (NASDAQ: PFSL), the holding company for First Community Bank of Jonesboro, Arkansas, announced today the signing of a definitive agreement for IBERIABANK Corporation ("IBERIABANK") to acquire Pocahontas.

     According to the agreement, shareholders of Pocahontas will receive 0.2781 share of IBERIABANK common stock per outstanding share of Pocahontas common stock. Pocahontas currently has 4,641,717 shares outstanding. Based on the closing price of IBERIABANK's common stock on July 26, 2006 of $59.10 per share, the transaction has an estimated total value of $76.3 million ($79.4 million assuming full conversion of stock options). One-time merger-related charges expected to be recorded on IBERIABANK's financial statements are estimated to be approximately $6.0 million. At this price, assuming projected cost savings and excluding one-time merger-related costs, the transaction is projected to have an immaterial impact on IBERIABANK's fully diluted earnings per share ("EPS") for the fourth quarter of 2006 and a positive $0.07 EPS impact, or 2%, for the full year in 2007. In addition, the transaction is anticipated to be $0.12 accretive, or 3%, to annual cash EPS in 2007. The transaction is anticipated to be accretive to book value per share by $3.85, or 14%, and to have an immaterial impact on tangible book value per share. On a combined basis, the Company's total assets will exceed $3.7 billion.

     The transaction is expected to be consummated prior to year-end 2006, subject to regulatory and Pocahontas shareholder approvals. Subsequent to completion of the merger, First Community Bank will operate as a separately chartered banking subsidiary. Many of the Directors of Pocahontas will form IBERIABANK's Advisory Board for Northeast Arkansas.

     "Today's announcement is one of the most exciting events in our Company's rich 119-year history. After many years of searching, we are excited to have found the right partner to assist us with our expansion into Arkansas," said Daryl G. Byrd, President and Chief Executive Officer of IBERIABANK Corporation. Byrd continued, "First Community Bank has an outstanding Board of Directors, associates, and client base. We look forward to continuing to grow the organization through developing client relationships."

     Byrd continued, "We are also pleased to announce that Robert Head will lead our Arkansas team. A native of Jonesboro and head of our regional north banking team, Robert has established client relationships throughout Arkansas and Mississippi and will do a tremendous job bringing our teams together."

     "First Community Bank was founded on the belief that customers prefer local decision-making when choosing a bank," said Dwayne Powell, President and Chief Executive Officer of Pocahontas and First Community Bank. "IBERIABANK operates a relationship-focused, local decision-based, banking model similar to ours. IBERIABANK has a remarkably successful track record for growth and exceptional returns for shareholders." Powell continued, "Robert Head will provide synergistic leadership while understanding our local client needs."

     Robert Head commented, "IBERIABANK has a long history of commitment to the communities we serve. We plan to build on this legacy of excellence by investing time, talent, and financial resources to make our community the best it can be. This is a tremendous opportunity for the shareholders of both companies."


Terms of the Agreement
----------------------

|X|   Cash/Stock Mix:            100% stock consideration.
|X|   Fixed Exchange:            0.2781 share of IBERIABANK common stock per
                                 Pocahontas share outstanding.
|X|   Total Value Per Share:     $16.44 per  Pocahontas  share  (based on
                                 IBERIABANK's  closing  stock price of $59.10
                                 on July 26, 2006 times 0.2781 per share).
|X|   Collars:                   No collars.
|X|   Walk Away Provisions:      Customary (mutual consent, material adverse
                                 change, etc.).
|X|   One Time Costs:            $6.0 million on a pre-tax basis, or $0.39,
                                 per pro forma IBERIABANK share on an after-tax
                                 basis.
|X|   Expense Savings:           Approximately 19% of Pocahontas' expense
                                 structure, phased in over approximately one
                                 year.
|X|   Market Leadership:         Robert Head named Arkansas CEO.
|X|   Due Diligence:             Completed.
|X|   Lock-up Fee:               $3.7 million, triggered under certain
                                 conditions.
|X|   Anticipated Closing:       Prior to year-end 2006.
|X|   Approvals Required:        Federal Reserve and shareholders of Pocahontas.

Financial Ratios

|X|   Total Consideration:       $76.3 million, assuming $59.10 IBERIABANK stock
                                 price.
|X|   Price-to-Book:             1.48 times June 30, 2006 book value for
                                 Pocahontas.
|X|   Price-to-Tangible Book:    2.01 times June 30, 2006 tangible book value.
|X|   Price-to-Earnings:         25.6 times trailing 12-months earnings for
                                 Pocahontas.
|X|   Core Deposit Premium:      9.2% of deposits excluding CDs over $100,000.
|X|   Market Premium:            33.1% premium over the last closing price of
                                 $12.35.
|X|   EPS Dilution/(Accr.):      Excluding one-time merger related costs,
                                 immaterial impact in 2006, and +$0.07 in 2007.
|X|   Internal Rate of Return:   Mid-teens.


Strategic Implications
----------------------

|X|   Targeted Market:           Jonesboro MSA.
|X|   Natural Extension:         We currently serve clients throughout Arkansas.
|X|   Favorable Demographics:    Modest growth market.
|X|   Competitive Landscape:     Rational competitive environment.
|X|   Additional Leadership:     Two IBERIABANK leaders on site--one Jonesboro
                                 native.
|X|   Further Expansion:         Staging ground for future Arkansas expansion.
|X|   System Upgrades:           Convert to excellent operating systems.
|X|   Favorable Funding:         Stable, local funding source and low loan-to-
                                 deposit ratio.
|X|   Use of Marks:              Favorable mark-to-market adjustment results.
|X|   Similarities To IBKC:      Same path as IBERIABANK six years ago.


About Pocahontas Bancorp, Inc.
------------------------------

     Pocahontas, a Delaware company, is the holding company for First Community Bank, a federal thrift institution headquartered in Jonesboro, Arkansas. The bank was founded in 1935 in Pocahontas, Arkansas. Pocahontas completed a mutual holding company reorganization and stock offering in 1994 and a second step conversion and stock offering in 1998 at $10.00 per share. The Company continued to expand through internal growth and four acquisitions, completed at an average core deposit premium of approximately 5%. At June 30, 2006, Pocahontas had total assets of $733 million, loans of $429 million, deposits of $535 million and shareholder equity of $51 million (equal to 7.02% of total assets). On the same date, Pocahontas reported $9 million in goodwill and $5 million in core deposit intangibles.


--------------------- --------------- ----------- ----------- ------------ --------- ---------- ------------ -----------
                                         Date     Total        Purchase    P/E       Mkt-to-Book Mkt/Tang    Core Dep
    Acquisitions         Location      Complete     Assets       Price      Ratio                  Book       Premium
--------------------- --------------- ----------- ----------- ------------ --------- ---------- ------------ -----------
--------------------- --------------- ----------- ----------- ------------ --------- ---------- ------------ -----------

First Community       Jonesboro        5/15/01      $151mm      $28.0mm     16.6x      1.82x       1.84x       12.8%
Newport FSB           Newport          6/18/02      $43mm       $4.5mm      31.8x      1.02x       1.03x        0.5%
Peoples Bank          Imboden          5/31/02      $64mm       $8.0mm      12.6x      1.57x       1.57x        6.3%
Marked Tree           Marked Tree      4/30/03      $30mm       $2.8mm       2.8x      1.00x       1.00x        0.0%
                                                  ----------- ------------ --------- ---------- ------------ -----------
                                                  ----------- ------------ --------- ---------- ------------ -----------
Total/Average                                       $288mm       $43.3      16.0x      1.35x       1.36x        4.9%
                                                  ----------- ------------ --------- ---------- ------------ -----------
                                                  ----------- ------------ --------- ---------- ------------ -----------

Source: SNL Financial

     At June 30, 2006, Pocahontas had $2.4 million in nonperforming assets, including loans past due 90 days or more, equal to 0.33% of total assets and specific and general loan loss reserves equal to 0.86% of total loans. For the quarter ended June 30, 2006, Pocahontas reported a tax-equivalent net interest margin of 2.32%, an efficiency ratio of 85%, net income of $638,713, and EPS of $0.14.

     Pocahontas has 21 offices serving Northeast Arkansas with offices in Jonesboro (4), Pocahontas (3), Paragould (2), and 11 other Arkansas communities and Broken Arrow, a suburb of Tulsa, Oklahoma. First Community Bank is the 4th largest financial institution in the Jonesboro, AR MSA with 9.0% of total deposits at June 30, 2005.

     Pocahontas'  stock is traded on the NASDAQ  Global  Market under the symbol
"PFSL." At June 30, 2006, the Company had 4,641,717 shares outstanding. Pocahontas shareholders are projected to control approximately 14% of the pro forma combined company.


About IBERIABANK Corporation

     IBERIABANK Corporation, the holding company for IBERIABANK, is the second largest Louisiana based bank holding company. IBERIABANK was established in 1887 in New Iberia, Louisiana. IBERIABANK operates 48 offices serving New Orleans, Baton Rouge, Shreveport, Northeast Louisiana, and the Acadiana region of Louisiana. Total assets at June 30, 2006, were $3.0 billion, loans of $2.0 billion, deposits of $2.4 billion, and shareholder equity of $266 million. At that time, the Company had nonperforming assets equal to 0.20% of total assets and a loan loss reserve equal to 1.79% of total loans.

     IBERIABANK holds the dominant deposit market share in the 5-parish Acadiana market (Lafayette, Acadia, St. Martin, Vermilion, and Iberia parishes), holds the second largest deposit market share in northeast Louisiana (Monroe MSA), the tenth largest deposit market share in New Orleans (Jefferson and Orleans parishes), and less than 1% of the Baton Rouge, Shreveport, Houma, LaPlace, and Northshore markets.

     IBERIABANK converted from mutual-to-stock ownership with the IPO in 1995 at a pre-split price of $8.00 per share, and became a commercial bank holding company in 1997. In late 1999, IBERIABANK set a new strategic direction and a course for a dramatic improvement in earnings and balance sheet quality and growth. Since year-end 1999, IBERIABANK shareholders have received an average annual return to shareholders of 32%, including dividends. The Company's stock is traded on NASDAQ Global Market under the stock symbol "IBKC" with approximately 1,700 shareholders of record.

     The Company successfully completed and assimilated acquisitions of financial institutions in the Acadiana region of Louisiana (2003), Baton Rouge
(2004), and Northeast Louisiana (2005). The compounded annual price appreciation to shareholders of the acquired entities since the completion of those acquisitions was 21%, 15%, and 16%, respectively.

About Jonesboro And Northeast Arkansas

     Jonesboro, the county seat of Craighead County, is the largest city in northeast Arkansas. As the fifth most populous city in the state, it is the home to Arkansas State University and is a regional hub for manufacturing, agriculture, medicine, education and trade.

     The Jonesboro MSA boasts slightly over 110,000 residents. Other counties served in Northeast Arkansas by Pocahontas include Randolph, Jackson, Lawrence, Poinsett, Clay, Sharp, and Greene Counties.

     The landscape of the region consists of rich, flat delta farmland in the east and west and the rolling hills of Crowley's Ridge, an area of hills ranging from southern Mississippi through eastern Arkansas to Helena. Rice, wheat, soybeans, cotton and aquaculture are concentrated in this region. Arkansas is the largest producer of rice and third largest producer of catfish nationally.

     The Jonesboro community continues to benefit from the investments of prominent businesses located in the area.

      o The newly completed Mall at Turtle Creek was a $100 million project and is the largest mall in Northeast Arkansas.

      o The Jonesboro Nestle plant announced last week that it will expand to produce Hot Pockets, adding more than 100 jobs in the next two years. This expansion represents a $19 million investment in new equipment. Nestle currently has 425 employees in its 368,000 square foot facility, making it one of the largest employers in the region.

      o Three of the top 20 largest commercial projects in Arkansas are located in Northeast Arkansas. (Arkansas Business, Feb. 13, 2006)

      o Entrepreneur Magazine rated Jonesboro, Arkansas one of the Top Ten `Hot Cities' for Entrepreneurs (small city category) of 2005.

Largest Employers In Jonesboro
------------------------------
                Company                                   Employees
                -------                                   ---------
   1.           St. Bernard's Medical Center                2,000
   2.           Arkansas State University                   1,500
   3.           Wal-Mart Super Centers                        890
   4.           Hytrol Conveyor Company                       700
   5.           Quebecor World                                660
   6.           Jonesboro Public Schools                      640
   7.           Frito-Lay                                     575
   8.           City of Jonesboro                             468
   9.           NEA Clinic                                    455
  10.           Great Dane Trailers                           440
  11.           NEA Medical Center                            430
  12.           Nestle                                        425
  13.           Crowley's Ridge Development Council           417
  14.           Wolverine Slipper Group-Frolic Location       410
  15.           Mid-South Manufacturing Company               400
  16.           Thomas & Betts Corporation                    385
  17.           Riceland Foods                                350
  18.           Nettleton Public Schools                      350
  19.           Delta Consolidated Industries                 340
  20.           Mid-South Health Systems                      330
  21.           Roach Manufacturing                           280
  22.           Craighead County                              278
  23            Arkansas Glass Container Corporation          265
  24.           Liberty Bank of Arkansas                      260
  25.           Pocahontas Bankcorp, Inc.                     250

     Unemployment in the Jonesboro MSA was 5.2% in May 2006, after reaching a low of 3.7% in October 2005, and up from 4.7% one-year prior. The average for the State of Arkansas was 5.3% in May 2006.

     The Jonesboro MSA is one of the least concentrated metropolitan markets in Arkansas, as indicated by the deposit market share position of the large and out-of-state banks. IBERIABANK has demonstrated an ability to compete successfully in markets where community banks predominate and also take market share from competitors in markets possessing a heavy concentration of large and out-of-state banks.

Arkansas Metropolitan Markets (Includes Banks, Thrifts And Credit Unions)

------------------------------ --------------- ---------------- --------------- ----------------------
 Arkansas Fed Defined Market    Deposits ($      # Banks/         # Credit       Largest (%
 Defined Market                 billion)         Thrifts          Unions         Market Share)
------------------------------ --------------- ---------------- --------------- ----------------------

Little Rock                       $10.9 bill          35              31        Regions (17%)
------------------------------ --------------- ---------------- --------------- ----------------------
Northwest Arkansas                  6.3               30               3        Arvest (42%)
------------------------------ --------------- ---------------- --------------- ----------------------
Ft. Smith                           3.7               20               7        First Bank (24%)
------------------------------ --------------- ---------------- --------------- ----------------------
Texarkana TX-AR                     2.1               12              10        Century (23%)
------------------------------ --------------- ---------------- --------------- ----------------------
Jonesboro                           2.0               14               0        Liberty (32%)
------------------------------ --------------- ---------------- --------------- ----------------------
Pine Bluff                          1.1                8               6        Simmons (51%)
------------------------------ --------------- ---------------- --------------- ----------------------

 Source: Deposits on June 30, 2005, adjusted for announced acquisitions; FDIC.



Jonesboro MSA Deposits (Banks And Thrifts)


-------- ---------------------------------------------- ------------ -------------- ----------- ------------------

            Financial Institution                         Deps          Dep. Mkt      # of       $mm Deps.
                                                          ($mm)         Share         Offices     Per Office
-------- ---------------------------------------------- ------------ -------------- ----------- ------------------

1        Liberty Bancshares, Inc.                          $ 632            32.3%          9             $70.3mm
-------- ---------------------------------------------- ------------ -------------- ----------- ------------------
2        Regions Financial Corporation                        319           16.3          12              26.6
-------- ---------------------------------------------- ------------ -------------- ----------- ------------------
3        Simmons First National Corp.                         211           10.8           5              42.2
-------- ---------------------------------------------- ------------ -------------- ----------- ------------------
4        Pocahontas Bancorp, Inc.                             176            9.0           6              29.4
-------- ---------------------------------------------- ------------ -------------- ----------- ------------------
5        Heritage Capital Corporation                         132            6.7           5              26.4
-------- ---------------------------------------------- ------------ -------------- ----------- ------------------
6        BancorpSouth, Inc.                                   128            6.5           3              42.7
-------- ---------------------------------------------- ------------ -------------- ----------- ------------------
7        First Delta Bankshares, Inc.                          70            3.6           1              70.1
-------- ---------------------------------------------- ------------ -------------- ----------- ------------------
8        Bank of America                                       66            3.4           3              22.0
-------- ---------------------------------------------- ------------ -------------- ----------- ------------------
         All Other Companies (6)                              222           11.3          13              17.1
-------- ---------------------------------------------- ------------ -------------- ----------- ------------------
         Total Jonesboro MSA                                $2.0 bil       100.0%         57             $34.3mm
-------- ---------------------------------------------- ------------ -------------- ----------- ------------------
Source: Banks and thrifts on June 30, 2005, adjusted for announced mergers.


Conference Call

     Additional commentary regarding the merger will be provided during IBERIABANK's conference call scheduled for Thursday, July 27, 2006 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). The call in number for the conference is
(800) 611-1147 and the confirmation code is 837727. A replay of the call has been scheduled and will be available until midnight Central Time on August 3, 2006. The call in number for the replay is (800) 475-6701 and the confirmation code is also 837727.


Forward Looking Statements

     To the extent that statements in this press release relate to future plans, objectives, financial results or performance of IBERIABANK or Pocahontas, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management's current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words "plan", "believe", "expect", "intend", "anticipate", "estimate", "project" or similar expressions. IBERIABANK's and Pocahontas' actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties. Factors that may cause actual results to differ materially from these forward-looking statements are discussed in IBERIABANK's and Pocahontas' periodic and other filings with the Securities and Exchange Commission, available at the SEC's website, www.sec.gov, IBERIABANK's website, www.iberiabank.com, and Pocahontas' website, www.fcb-online.com.

                                -----------------

     In connection with the proposed merger, IBERIABANK Corporation will file a Registration Statement on Form S-4 that will contain a proxy statement/prospectus. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT

BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents containing information about IBERIABANK Corporation and Pocahontas, without charge, at the SEC's web site at HTTP://www.sec.gov. Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus may also be obtained for free by directing a request to: Investor Relations-12th Floor, IBERIABANK Corporation, 200 West Congress Street, Lafayette, LA 70501,
Phone: (337) 521-4788, Fax: (337) 521-4546 or to Dwayne Powell, President and CEO, Pocahontas Bancorp, Inc., 1700 E. Highland Drive, Jonesboro, AR 72401,
Phone: (870) 802-1700, Fax: (870) 802-5945.

     IBERIABANK Corporation and its directors and executive officers may be deemed to be "participants in the solicitation" of stockholders of Pocahontas Bancorp, Inc., in connection with the proposed transaction. Information concerning directors and executive officers and their direct or indirect interests, by security holdings or otherwise, can be found in the definitive proxy statement of IBERIABANK Corporation filed with the SEC on April 4, 2006.

     Pocahontas Bancorp, Inc. and its directors and executive officers may be deemed to be "participants in the solicitation" of stockholders of Pocahontas Bancorp, Inc., in connection with the proposed transaction. Information concerning directors and executive officers and their direct or indirect interests, by security holdings or otherwise, can be found in the definitive proxy statement of Pocahontas Bancorp, Inc. filed with the SEC on January 4, 2006.

     This communication is not an offer to purchase shares of Pocahontas common stock, nor is it an offer to sell shares of IBERIABANK Corporation common stock which may be issued in any proposed merger with Pocahontas. Any issuance of IBERIABANK Corporation common stock in any proposed merger with Pocahontas would have to be registered under the Securities Act of 1933, as amended, and such IBERIABANK Corporation common stock would be offered only by means of a prospectus complying with the Act.